UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[_] Soliciting Material Pursuant to
SS.240.14a-11(c) or SS.240.14a-12

RONSON CORPORATION
__________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEC 1913 (3-99)

RONSON CORPORATION

Corporate Park III
Campus Drive
Post Office Box 6707
Somerset, New Jersey 08875

___________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2000

___________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Ronson Corporation (the "Company") will be held at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, on December 5, 2000, at 10 o'clock a.m. (Eastern Standard Time) for the following purposes:

  To elect two (2) directors;

  To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 2000; and to consider and act upon such other business which may properly come before the Meeting.

     The Board of Directors has fixed the close of business on October 16, 2000, as the time as of which the stockholders of record entitled to notice of and to vote at the Meeting will be determined.

     You are cordially invited to attend the Meeting in person or to send a proxy so that your shares may be represented. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person.

     A proxy is enclosed with this notice, together with a postage-paid return envelope. Please sign and date the proxy and mail it in the return envelope.

Justin P. Walder
Secretary

Dated: November 2, 2000

RONSON CORPORATION

Corporate Park III
Campus Drive
Post Office Box 6707
Somerset, New Jersey 08875

__________________________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 5, 2000

__________________________________________

       The enclosed proxy is solicited by the Board of Directors (the “Board”) of Ronson Corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on December 5, 2000, at 10 o’clock a.m. (Eastern Standard Time), at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof. The Meeting has been called for the following purposes:

  To elect two (2) directors;

  To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 2000; and to consider and act upon such other business which may properly come before the Meeting.

        Stockholders are requested to date and execute the enclosed form of proxy and return it in the postage-paid return envelope provided. If the enclosed proxy is signed and returned prior to the Meeting, it will be voted, unless subsequently revoked, in accordance with the specification made thereon or, if no specification is made, in accordance with the recommendations of management. The enclosed proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company in writing of the revocation or by filing with the Secretary another duly executed proxy bearing a later date. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person. Under New Jersey law, your attendance at the Meeting by itself does not revoke your proxy, a written notice of revocation filed with the Secretary of the Meeting prior to the voting of the proxy is also necessary.

        This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about November 2, 2000. The expenses of preparing, assembling, printing and mailing these proxy materials will be paid by the Company.

        The Company will also reimburse brokers, fiduciaries and nominees for the cost of forwarding proxies and proxy statements to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may also solicit proxies in person, by telephone or by telegraph. Directors and officers of the Company who may also solicit proxies will receive no additional compensation for rendering such services. To assist in the solicitation of proxies from all stockholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Morrow & Co. of New York City for a fee estimated to be approximately $3,500 plus out of pocket expenses.

Quorum and Voting

        The Company has outstanding only one class of voting securities, Common Stock. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on October 16, 2000, are entitled to vote at the Meeting. There were 3,455,445 shares of the Company’s Common Stock outstanding at the close of business on October 16, 2000.

        The affirmative vote of holders of a majority of the Company’s Common Stock present at the Meeting in person or by proxy is required to elect two (2) Company directors, and to ratify the appointment of Demetrius & Company, L.L.C., as the Company’s independent auditors for the year 2000, provided that a quorum, consisting of at least a majority of the Company’s outstanding Common Stock, is present.

Principal Holders of the Company's Voting Securities

        Set forth below are the persons who, to the best of management’s knowledge, own beneficially more than five percent of any class of the Company’s voting securities, together with the number of shares so owned and the percentage which such number constitutes of the total number of shares of such class presently outstanding:

Title of        Name and Address of              Amount and Nature of       Percent of
 Class            Beneficial Owner               Beneficial Ownership          Class
--------        ----------------------------     --------------------       -----------
Common          Louis V. Aronson II.......         860,899 (1)(2)           24.7% (1)(2)
                Campus Drive
                P.O. Box 6707
                Somerset, New Jersey 08875

Common          Ronson Corporation
                Retirement Plan...........         171,300 (2)               5.0% (2)
                Campus Drive
                P.O. Box 6707
                Somerset, New Jersey 08875

Common          Carl W. Dinger III........         413,666 (3)              12.0% (3)
                7 Lake Trail West
                Morristown, New Jersey 07960

Common          Steel Partners II, L.P. ..         316,199 (4)               9.2% (4)
                750 Lexington Avenue
                27th Floor
                New York, New York 10022

Common          Howard M. Lorber..........         269,340 (5)               7.8% (5)
                70 East Sunrise Highway
                Valley Stream, New York 11581

__________________________________________

(1)	Includes 30,000 shares of Common Stock issuable to Mr. L.V. Aronson upon exercise of stock options held by Mr. L.V. Aronson under the Ronson Corporation 1996 Incentive Stock Option Plan.
(2)	The Ronson Corporation Retirement Plan ("Retirement Plan") is the beneficial owner of 171,300 shares. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, including Messrs. L.V. Aronson and E.M. Ganz. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 1,032,199 shares, or 29.6% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 200,942 shares, or 5.8% of the class. The Retirement Plan's holdings were reported in 1988 on Schedule 13G, as amended September 22, 1997.
(3)	413,666 common shares owned directly. This information was provided to the Company by Mr. Dinger. Mr. Dinger has granted the Company's Board of Directors an irrevocable proxy to vote these shares. (Refer to "Transactions with Management and Others" below.)
(4)	316,199 common shares owned by Steel Partners II, L.P. Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., and Mr. Warren G. Lichtenstein, the sole executive officer and managing member of Steel Partners, L.L.C., are also beneficial owners of the shares. This information was obtained from an amended Schedule 13D filed with the SEC by Steel Partners II, L.P., and Mr. Lichtenstein.
(5)	269,340 common shares owned directly by Mr. Lorber. This information was provided to the Company by Mr. Lorber.

Security Ownership of Management

The following table shows the number of shares of Common Stock beneficially owned by each director and nominee, each named executive officer, and by all directors and officers as a group as of October 16, 2000, and the percentage of the total shares of Common Stock outstanding on October 16, 2000, owned by each individual and by the group shown in the table. Individuals have sole voting and investment power over the stock shown unless otherwise indicated in the footnotes:

          Name of Individual or                   Amount and Nature of        Percent of
           Identity of Group                     Beneficial Ownership(2)        Class
------------------------------------------      -----------------------       ----------
Louis V. Aronson II.......................            860,899 (3)            24.7% (3)
Robert A. Aronson.........................              6,995                      (1)
Erwin M. Ganz.............................             29,642 (3)               (1)(3)
I. Leo Motiuk.............................                500                      (1)
Gerard J. Quinnan.........................              3,500                      (1)
Justin P. Walder..........................             50,003                 1.4%
Saul H. Weisman...........................             15,343                      (1)
Daryl K. Holcomb..........................             37,770                 1.1%
All directors and officers as a group
  (nine (9) individuals including
  those named above)......................          1,009,352                28.8%

__________________________________________

(1)	Shares owned beneficially are less than 1% of total shares outstanding.
(2)	Shares listed as owned beneficially include 55,000 shares subject to option under the Ronson Corporation 1996 Incentive Stock Option Plan as follows:

                                                                Number of
                                                              Common Shares
                                                               Under Option
                                                              --------------
Louis V. Aronson II........................                       30,000
Justin P. Walder...........................                        7,000
Daryl K. Holcomb...........................                       14,500
All directors and officers as a group
  (nine (9) individuals including
  those named above).......................                       55,000
(3)	Does not include 171,300 shares of issued Common Stock owned by the Retirement Plan. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, including Messrs. L.V. Aronson and Ganz. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 1,032,199 shares, or 29.6% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 200,942 shares, or 5.8% of the class.

1. ELECTION OF DIRECTORS

           Pursuant to the Company's Certificate of Incorporation and Bylaws, two (2) directors are to be elected at this year's Meeting to fill Class I director positions that will expire with the 2003 Annual Meeting of Stockholders. The Nominating Committee of the Board has nominated Messrs. Saul H. Weisman and Gerard J. Quinnan for election as Class I directors. (Classification of the Board was adopted pursuant to an amendment to the Company's Certificate of Incorporation which was approved by the stockholders of the Company at an Annual Meeting of Stockholders held on November 8, 1983.)

        Proxies will be voted for the election of such nominees unless contrary instructions are set forth on the proxy.

        The Board of Directors recommends that stockholders vote FOR the two nominated directors to fill the Class I positions, and signed proxies returned unmarked will be voted FOR the nominated directors.

        The following table contains information regarding the present Board, including information regarding the nominees for election, who are currently directors of the Company:

                                                                            Positions and Offices with Company
                                                                            Presently Held (other than that of
                                                       Term as             Director); Business Experience During
                                     Period Served     Director             Past Five Years (with Company unless
     Name of Director         Age     as Director      Expires                       otherwise noted)
---------------------------   ---    -------------     -------         ---------------------------------------------

Louis V. Aronson II           77        1952 -          2002           President and Chief Executive Officer;
                                        Present                        Chairman of Executive Committee;
                                                                       Member of Nominating Committee.

Robert A. Aronson             51        1993 -          2001           Member of Audit Committee;
                                        Present                        Managing Member of Independence Leather,
                                                                       L.L.C., Mountainside, NJ, the principal
                                                                       business of which is the import of leather
                                                                       products,  1996 to present; Senior Vice
                                                                       President/Chief  Financial Officer of Dreher,
                                                                       Inc., Newark, NJ, the principal  business of
                                                                       which was the manufacture and import of
                                                                       leather products, 1987 to 1996; son of the
                                                                       President and Chief Executive Officer of the
                                                                       Company.

Erwin M. Ganz                 71        1976 -          2001           Chairman of Audit Committee;
                                        Present                        Member of Executive Committee and
                                                                       Nominating Committee; Consultant for the
                                                                       Company, 1994-present; Executive Vice
                                                                       President-Industrial Operations, 1975-1993;
                                                                       Chief Financial Officer, 1987-1993.

I. Leo Motiuk                 55        Dec. 1999 -     2002           Attorney; Former partner in Shanley & Fisher,
                                        Present                        P.C., Attorneys at Law, Morristown, NJ.

Gerard J. Quinnan             72        1996 -          2000           Consultant for the Company, 1990-present;
                                        Present                        Vice President-General Manager of Ronson
                                                                       Consumer Products Corporation, 1981-1990.

Justin P. Walder              64        1972 -          2001           Secretary; Assistant Corporation Counsel;
                                        Present                        Member of Executive Committee and
                                                                       Nominating Committee; Principal in
                                                                       Walder, Sondak & Brogan, P.A., Attorneys
                                                                       at Law, Roseland, NJ.

Saul H. Weisman               74        1978 -          2000           Member of Executive Committee and Audit
                                        Present                        Committee; Retired President, Jarett Industries,
                                                                       Inc., Cedar Knolls, NJ, the principal business
                                                                       of which is the sale of hydraulic and pneumatic
                                                                       equipment to industry, 1955-1997.

       No director also serves as a director of another company registered under the Securities Exchange Act of 1934.

The following table sets forth certain information concerning the executive officers of the Company:

                                                                              Positions and Offices
                                               Period Served                      with Company;
         Name                       Age         as Officer                     Family Relationships
-------------------------           ---       --------------          --------------------------------------

Louis V. Aronson II ......          77        1953 - Present          President and Chief Executive Officer;
                                                                      Chairman of the Executive Committee;
                                                                      Director.

Daryl K. Holcomb .........          49        1996 - Present          Vice President;
                                              1993 - Present          Chief Financial Officer;
                                              1988 - Present          Controller and Treasurer; None.

Justin P. Walder .........          64        1989 - Present          Secretary;
                                              1972 - Present          Assistant Corporation Counsel; Director; None.

        Messrs. L.V. Aronson and Holcomb have been employed by the Company in executive and/or professional capacities for at least the five year period immediately preceding the date hereof. Mr. Walder has been Secretary, Assistant Corporation Counsel and Director of the Company and a principal in Walder, Sondak & Brogan, P.A., Attorneys at Law, for at least the five year period preceding the date hereof.

Certain Relationships and Related Transactions

        Refer to Compensation Committee Interlocks and Insider Participation below for information in response to this item.

        During the year ended December 31, 1999, no director or officer of the Company was indebted to the Company or its subsidiaries.

BOARD OF DIRECTORS

        The Board of the Company held six (6) regular meetings during 1999. During the year 1999, each of the directors in office during 1999, including those standing for reelection, attended more than 75% of the total number of meetings of the Board and Committees on which he served.

        The Board currently has three standing Committees: Audit, Executive and Nominating.

        The Audit Committee consists of three individuals: Messrs. Ganz (Chairman), R.A. Aronson and Weisman. The Audit Committee recommends the selection of independent auditors for the Company, reviews the scope and timing of their work, reviews with the auditors the financial accounting and reporting principles used by the Company, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve its existing practices. It also reviews transactions with related parties, has general powers relating to accounting and auditing matters, and reviews the results of the independent audit. The Audit Committee met two (2) times during 1999.

        The Executive Committee consists of four individuals: Messrs. L.V. Aronson (Chairman), Ganz, Walder and Weisman. The Executive Committee is empowered to exercise all the powers of the Board when the Board is not in session or when a quorum of the Board does not attend a meeting properly called, except that it shall not act in conflict with any action or position previously taken by the Board nor take certain other actions reserved to the Board. The Executive Committee met eight (8) times during 1999.

        The Nominating Committee consists of three individuals: Messrs. L.V. Aronson, Ganz and Walder. The Nominating Committee makes recommendations to the Board concerning the composition of the Board, including its size and the qualification of its membership. It also recommends nominees to fill vacancies or new positions on the Board and a slate of directors to serve as the Board's nominees for election by the stockholders at the Annual Meeting. The Nominating Committee met one (1) time during 1999. Nominations for the election of directors may be made by stockholders entitled to vote in the election of directors, provided the stockholders give timely Notice thereof in writing to the Secretary of the Company. To be timely, such Notice must be delivered to, or mailed by United States Postal Service certified first class, postage prepaid, and received at the principal executive offices of the Company (1) with respect to an election at the 2001 Annual Meeting of Stockholders (a) not later than September 6, 2001, ninety (90) days prior to the first anniversary of the 2000 Annual Meeting, or (b) in the event the date of the Annual Meeting is more than sixty (60) days before such anniversary date, not later than ten (10) days after the earlier of the date on which public announcement of the date of such Meeting is first made by the Company or the date the Company first mails Notice of such Meeting to stockholders, and (2) with respect to an election to be held at a Special Meeting of Stockholders, not later than ten (10) days after the earlier of the date on which public announcement of such Meeting is first made by the Company or the date the Company first mails to stockholders Notice of the Special Meeting.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table presents compensation information for the years ended December 31, 1999, 1998 and 1997 for the Chief Executive Officer and the other executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                             Compensa-         All
                                                                  Annual Compensation          tion           Other
                                                             ---------------------------    ----------       Compen-
                                                              Salary              Bonus      Options/        sation
    Name and Principal Position                Year             ($)              ($) (1)     SARS (#)        ($) (2)
------------------------------------          ------         --------           --------    ----------     ---------

Louis V. Aronson II                            1999          $529,408            $42,484      7,500         $12,950
  President and Chief                          1998           494,773             51,535         --          11,204
  Executive Officer                            1997           462,405             39,597         --          10,446

Daryl K. Holcomb                               1999           138,500             14,800      4,500          3,119
  Vice President and                           1998           127,500             17,929         --          2,805
  Chief Financial Officer,                     1997           119,062             12,724         --          2,701
  Controller and Treasurer

Justin P. Walder                               1999            77,708                 --      2,000          1,554
  Secretary and                                1998            74,583                 --         --          1,492
  Assistant Corporation Counsel                1997            71,333                 --         --          1,427

__________________________________________

(1)	The compensation included in the bonus column is an incentive payment resulting from the attainment by the Company's operating subsidiaries of certain levels of net sales and profits before taxes.
(2)	In 1999 All Other Compensation included matching credits by the Company under its Employees' Savings Plan (Mr. L.V. Aronson, $3,200; Mr. Holcomb, $3,119; and Mr. Walder, $1,554); and the cost of term life insurance included in split-dollar life insurance policies (Mr. L.V. Aronson, $9,750).

OPTION GRANTS IN LAST FISCAL YEAR

                                             Percent
                          Number of         of Total
                          Securities        Options
                          Underlying        Granted to      Exercise
                           Options         Employees in       Price     Expiration
         Name              Granted         Fiscal Year       ($/sh)        Date
-------------------       ---------       -------------    ---------    ----------
Louis V. Aronson II         7,500             31.5%         $ 2.68125    12/07/04
Daryl K. Holcomb            4,500             18.9%           2.4375     12/07/04
Justin P. Walder            2,000              8.4%           2.4375     12/07/04

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table summarizes, for each of the named executive officers, options exercised during the year and the number of stock options unexercised at December 31, 1999. “In-the-money” options are those where the fair market value of the underlying securities exceeds the exercise price of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                                                                                              Value of
                                                                  Number of                 In-the-Money
                              Number                         Unexercised Options             Options at
                            of Shares                           at  FY-End (2)               FY-End (3)
                            Acquired                        ----------------------    -----------------------
                               on           Value            Exercis-    Unexercis-    Exercis-   Unexercis-
          Name              Exercise      Realized (1)        able          able         able        able
------------------------   ----------    ------------       ---------   ----------    ---------   ----------
L.V. Aronson II                --          $  --              22,500       7,500       $   --       $   --
D.K. Holcomb                   --             --              15,500       4,500        3,179           --
J.P. Walder                    --             --               5,000       2,000           --           --

__________________________________________

(1)	The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.
(2)	The options held by the named executive officers at December 31, 1999, are exercisable at any time and expire on May 22, 2000, June 26, 2001, and December 7, 2004, except that options granted in 1999 were not exercisable until June 7, 2000. The options to purchase 5,500 shares due to expire on May 22, 2000, were exercised by Mr. Holcomb.
(3)	The value of the unexercised options was determined by comparing the average of the bid and ask prices of the Company's Common Stock at December 31, 1999, to the option prices. Options to purchase 5,500 shares held by Mr. Holcomb were in-the-money at December 31, 1999.

LONG-TERM INCENTIVE PLANS

None.

PENSION PLAN

No named executive is a participant in a defined benefit pension plan of the Company.

COMPENSATION OF DIRECTORS

        Directors who are not officers of the Company receive an annual fee of $8,500 and, in addition, are compensated at the rate of $650 for each Board meeting actually attended and $400 for each Committee meeting actually attended. Officers of the Company receive no compensation for their services on the Board or on any Committee.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

        Mr. L.V. Aronson is a party to an employment contract with the Company dated September 21, 1978, which, as amended on July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991, May 22, 1995, June 11, 1997 and December 17, 1998, provides for a term expiring December 31, 2002. The employment contract provides for the payment of a base salary which is to be increased 7% as of January 1 of each year. It also provides that the Company shall reimburse Mr. L.V. Aronson for expenses, provide him with an automobile, and pay a death benefit equal to two years' salary. During 1990 Mr. L.V. Aronson offered and accepted a 5% reduction in his base salary provided for by the terms of his employment contract, and, in addition, a 7% salary increase due January 1, 1991, under the terms of the contract was waived. During 1992 also, Mr. L.V. Aronson offered and accepted a 7% reduction in his base salary. Effective September 1, 1993, Mr. L.V. Aronson offered and accepted a further 5% reduction in his base salary. Under the employment contract, Mr. L.V. Aronson's full compensation will continue in the event of Mr. L.V. Aronson's disability for the duration of the agreement or one full year, whichever is later. The employment contract also provides that if, following a Change in Control

(as defined in the employment contract), Mr. L.V. Aronson's employment with the Company terminated under prescribed circumstances as set forth in the employment contract, the Company will pay Mr. L.V. Aronson a lump sum equal to the base salary (including the required increases in base salary) for the remaining term of the employment contract.

REPRICING OF OPTIONS

No options were repriced during the year ended December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of the Company, as a whole, provides overall guidance of the Company's executive compensation program. All members of the Board participate in the review and approval of each of the components of the Company's executive compensation program described below, except that no director who is also a Company employee participates in the review and approval of his compensation. Directors of the Company who are also current employees of the Company are Messrs. L.V. Aronson and Walder. Directors of the Company who are also former employees of the Company are Messrs. R.A. Aronson, whose employment with the Company ceased in 1987, Ganz, who retired from the Company in 1993, and Quinnan, who retired from Ronson Consumer Products in 1990. Mr. Ganz has a consulting agreement with the Company for the period ending December 31, 2000, which is cancellable at any time by either party with 180 days notice and, effective January 1, 1999, provides compensation at the annual rate of $83,000 for the years ending December 31, 1999 and 2000, plus participation in the Company's health and life insurance plans and the use of an automobile. Mr. Quinnan has a consulting agreement with the Company for the period ending December 31, 2002, which is cancellable at any time by either party with 60 days notice. The agreement provides that Mr. Quinnan perform consulting services for the Company, Ronson Consumer Products, and Prometcor at a specified daily rate. In 1999 Mr. Quinnan was compensated $39,962 for his services and was provided the use of an automobile.

        During the year ended December 31, 1999, the Company and Ronson Consumer Products were provided printing services by Michael Graphics, Inc., a New Jersey corporation, amounting to $81,781. A greater than 10% shareholder of Michael Graphics, Inc. is the son-in-law of the Company's President, who also serves as a director.

        During the year ended December 31, 1999, the Company, Ronson Consumer Products, Ronson Aviation, and Prometcor retained the firm of Walder, Sondak & Brogan, P.A., Attorneys at Law, to perform legal services in the amount of $63,959. Justin P. Walder, a principal in that firm, is a director and officer of the Company.

        During the year ended December 31, 1999, Prometcor retained the firm of Shanley & Fisher, P.C., Attorneys at Law, to perform legal services for environmental matters in the amount of $3,470. I. Leo Motiuk, a director of the Company, was a principal in that firm in 1999. Mr. Motiuk is no longer a member of the firm, and, since April 1999, Prometcor has no longer retained the firm's services.

        Management believes that the terms received by the Company in these transactions are as favorable to the Company as the Company could receive from an unaffiliated third party.

TRANSACTIONS WITH MANAGEMENT AND OTHERS (other than those reported above)

        In October 1998 the Company entered into a consulting agreement with Mr. Carl W. Dinger III, a 5% shareholder of the Company. The agreement provided that Mr. Dinger perform certain consulting services for the Company for a period of 18 months at a fee of $4,500 per month. During the year ended December 31, 1999, Mr. Dinger was compensated $54,000 under the agreement. The agreement expired on April 7, 2000. On March 6, 2000, the Company and Mr. Dinger entered into a new consulting agreement, effective with the expiration of the original agreement, which provides that Mr. Dinger will continue to perform consulting services for the Company for a period of 48 months at a fee of $7,000 per month.

        In October 1998 Mr. Dinger granted an option to the Company to purchase the 186,166 shares of the Company's Common Stock held by Mr. Dinger. The option was for a period of 18 months, which expired on April 7, 2000, and the exercise price of the option was $5.25 per share. The cost of the option was $5,500 per month for the period of the option or until exercised. The Company incurred a cost of $66,000 during the year ended December 31, 1999. As part of the option agreement, Mr. Dinger has granted the Board of Directors of the Company an irrevocable proxy to vote the optioned shares during the term of the option. On March 6, 2000, Mr. Dinger granted a new option to the Company, to purchase the 186,166 shares of the Company's Common Stock held by Mr. Dinger and any additional shares Mr. Dinger may acquire.

The option is for a period of 48 months. The exercise price of the option is $5.25 per share for the first two years, and the option price in the second two-year period is $7.50 per share. The cost of the option is $4,000 per month for the period of the option or until exercised. As part of the new option agreement, Mr. Dinger has granted the Board of Directors of the Company an irrevocable proxy to vote the optioned shares during the term of the option. On March 22, 2000, Mr. Dinger purchased 227,500 shares of newly issued restricted Common Stock of the Company at a price of $2.50 per share.

REPORT ON EXECUTIVE COMPENSATION

        As stated above, the Board, as a whole, provides overall guidance of the Company's executive compensation program. The program covers the named executive officers, all other executive officers and other key employees. The program has three principal components: base salary, annual cash incentives under the Company's Management Incentive Plan ("MIP"), and stock options under the Company's 1987 and 1996 Incentive Stock Option Plans ("ISO Plans"). Mr. L.V. Aronson's base salary is determined by the terms of his employment contract discussed above, except for the reductions which have been offered and accepted from time-to-time by Mr. L.V. Aronson. The amendments, also detailed above, to Mr. L.V. Aronson's employment contract and the reductions offered and accepted from time-to-time by Mr. L.V. Aronson have been reviewed and approved by the Board. The Board also reviews and approves the salaries of all of the other executive officers. Prior to the beginning of the fiscal year, the Board reviews and approves which employees participate in the Company's MIP and the criteria which will determine the cash awards under the plan to the participants after the close of the fiscal year. The Board also reviews and approves all awards under the Company's ISO Plans.

         The base salaries are intended to meet the requirements of the employment contract in effect for Mr. L.V. Aronson and to fairly compensate all the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company and its subsidiaries. In 1999 and prior years, increases have been granted to Mr. L.V. Aronson in accordance with terms of the employment contract, except for the above mentioned salary reductions offered and accepted from time-to-time by him. In 1999 and prior years, the Board, after review, has approved increases to the other executive officers.

        The Company's MIP is based on the financial performance of the Company's subsidiaries and is adopted annually, after review, for the ensuing year by the Board. Each year the Board sets the formula for determining incentive compensation under the MIP for the Company and each subsidiary based upon (1) the amount net sales exceed thresholds established by the Board and (2) pretax profits as a percent of net sales. The Board determines who of the Company's and its subsidiaries' key employees are eligible to participate in the MIP and what each employee's level of participation may be. The thresholds set by the Board must be met by the end of the fiscal year in order for each eligible employee to receive an award under the MIP for that year.

        The stock options granted under the Company's ISO Plans are designed to create a proprietary interest in the Company among its executive officers and other key employees and reward these executive officers and other key employees directly for appreciation in the long-term price of the Company's Common Stock. The ISO Plans directly link the compensation of executive officers and other key employees to gains by the stockholders and encourages the executive officers and other key employees to adopt a strong stockholder orientation in their work. In 1999 options were granted to the executive officers and to other key employees of the Company.

        The above report is presented by the Board of Directors:

         Louis V. Aronson II        Gerard J. Quinnan
         Robert A. Aronson          Justin P. Walder
         Erwin M. Ganz              Saul H. Weisman
         I. Leo Motiuk

PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder returns on the Company’s Common Stock during the five fiscal years ended December 31, 1999, with the cumulative total returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG THE COMPANY, NASDAQ
STOCK MARKET INDEX AND RUSSELL 2000 INDEX

[GRAPHIC -- PERFORMANCE GRAPH -- Plotted to points in table listed below]

                                         VALUE AS OF DECEMBER 31,

                  1994         1995         1996        1997          1998         1999

RONSON CORP      100.00       260.87       167.39      178.26        217.39       153.27

NASDAQ           100.00       141.34       173.90      213.07        300.43       555.99

RUSSELL 2000     100.00       128.44       149.62      183.08        178.42       216.35

        This graph assumes that $100 was invested in the Company's Common Stock on December 31, 1994, in the NASDAQ Stock Market (U.S. Companies) Index and in the Russell 2000 Index, and that dividends are reinvested.

        The Company has determined that it is not possible to identify a published industry or line-of-business index or a peer group of companies since the Company has two distinct lines of business. The Company has selected the Russell 2000 Index since it is composed of companies with small capitalizations.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Under SEC rules, the Company is required to review copies of beneficial ownership reports filed with the Company which are required under Section 16(a) of the Exchange Act by officers, directors and greater than 10% beneficial owners. Based solely on the Company's review of forms filed with the Company, the Company believes that no information is required to be reported under this item.

2.  INDEPENDENT AUDITORS

        Demetrius & Company, L.L.C., has been selected and is recommended to stockholders for ratification as auditors for the year ending December 31, 2000. A representative of Demetrius & Company, L.L.C. is expected to attend the Meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

        The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Demetrius & Company, L.L.C.

FINANCIAL STATEMENTS

        For financial statements of the Company and its subsidiaries, stockholders are requested to refer to the Company's Annual Report for 1999 sent to stockholders in May 2000.

MISCELLANEOUS

        Financial and other reports will be presented at the Meeting, and minutes of the previous meeting of stockholders will be made available for inspection by stockholders present at the Meeting, but it is not intended that any action will be taken in respect thereof.

        At the time of filing this proxy statement with the SEC, the Board was not aware that any matters not referred to herein would be presented for action at the Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the Meeting.

        Proposals by stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company no later than July 5, 2001, in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board in connection with that meeting.

Justin P. Walder
Secretary

Date: November 2, 2000

        Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company will provide without charge a copy of its Annual Report on Form 10-KSB as filed with the SEC for the year 1999.

REVOCABLE PROXY
RONSON CORPORATION

Corporate Park III, Campus Dr., P.O.Box 6707
Somerset, New Jersey 08875

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 5, 2000

         The undersigned, revoking all previous proxies, hereby appoints LOUIS V. ARONSON II, JUSTIN P. WALDER and ERWIN M. GANZ, and each of them, proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. (Eastern Standard Time) on December 5, 2000, at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof, as indicated below on those matters described in the proxy statement and in accordance with their discretion on such other matters as may properly come before the meeting.

The Board of Directors RECOMMENDS a vote "FOR" Items #1 and 2.

1.   ELECTION OF DIRECTORS

Nominees:

Class I (terms expire at 2003 Annual Meeting of Stockholders):

Saul H. Weisman                          Gerard J. Quinnan

[   ] For             [   ] Withhold              [    ] Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except"and write that nominee's name in the space provided below.

__________________________________________________________________________________________________________________________

2.   To ratify the appointment of DEMETRIUS & COMPANY, L.L.C., as independent auditors for the year 2000.

[   ] For               [    ] Against               [    ] Abstain

     This proxy is solicited on behalf of Ronson Corporation's Board of Directors.

     Please be sure to sign and date this proxy in the box below.

_________________________________
Date

_________________________________
Stockholder sign above

_________________________________
Co-holder (if any) sign above

Before signing, see statement on reverse side.

     Detach above card, sign, date and mail in postage-paid envelope provided.

RONSON CORPORATION

    THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, PROXY WILL BE VOTED (1) FOR THE ELECTION OF BOTH OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND (2) FOR RATIFICATION OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C., AS INDEPENDENT AUDITORS FOR THE YEAR 2000.

     Please sign your name (or names) exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, PROXY WILL BE VOTED (1) FOR THE ELECTION OF BOTH OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND (2) FOR RATIFICATION OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C., AS INDEPENDENT AUDITORS FOR THE YEAR 2000.